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                                                                   Exhibit 21.1


                           SUBSIDIARIES OF BOLLE INC.

     SUBSIDIARY                                 JURISDICTION OF INCORPORATION

Bolle America, Inc.                                       Delaware
Tavister Ltd.                                          United Kingdom

Holding BF S.A. (Bolle France)                              France

Etablissements Bolle, S.A.S.                                France
Bolle Protection SARL                                       France
Bolle Switzerland                                         Switzerland

Bolle Asia Ltd.                                            Hong Kong
Bolle Australia Pty. Ltd.                                  Australia


*   The Company holds a 75% interest of this entity.